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                           SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549

                                     ---------------

                                        FORM 8-K

                                     CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934

                                     ---------------

           Date of Report (Date of earliest event reported)  MAY 23, 1996
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                              CHINA INDUSTRIAL GROUP, INC.
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                 (Exact name of registrant as specified in its charter)

                                         COLORADO
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                      (State or other jurisdiction of incorporation)

              0-16365                                   84-0974043
      ------------------------               ---------------------------------
      (Commission File Number)               (IRS Employer Identification No.)

          SUITE 2101-2 CENTRAL PLAZA, 18 HARBOUR ROAD, WAN CHAI, HONG KONG
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          (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code:  (8522) 877-3857


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ITEM 5.  OTHER EVENTS

   Following the acquisition of Cashmere International Holdings Limited, China Industrial Group, Inc. (The "Registrant"), began the reorganization of its business operations to focus primarily on the manufacturing of cashmere products with a view to penetrate the worldwide markets. The change in the Registrant's strategic business focus is a result of disposals of non-core assets and the possibility of further acquisitions both in China and overseas. The Registrant expects to capitalize on its experience in reviving traditional inefficient government-owned manufacturing facilities in China and anticipates a steady growth in revenues and earnings after the initial period of establishing itself as a cashmere manufacturer in China and its exporter to markets overseas.

   On May 23, 1996, the Registrant disposed of its interests in Eastern Assets Management Limited ("EAML"), a British Virgin Islands corporation. EAML is a subsidiary of the Registrant which held joint venture interests in China. The enterprise manufactures wool products that are used primarily by other factories in China.





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                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 1996                            CHINA INDUSTRIAL GROUP, INC.


                                               By: /s/ Benthony Ip
                                                   -----------------------
                                                   Benthony Ip
                                                   Chief Financial Officer








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